UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

December 22, 2007
Date of Report (Date of earliest event reported)
___________________________________________________________

Non-Invasive Monitoring Systems, Inc.
(Exact Name of Registrant as Specified in Charter)
___________________________________________________________

Florida	0-13176	59-2007840
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

IVAX Building
4400 Biscayne Boulevard 6th Floor
Miami, Florida 33137
(Address of principal executive offices) (Zip Code)

(305)-861-0075
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e- 4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  On December 27, 2007, Non-Invasive Monitoring Systems, Inc. (the “Company”) issued a press release announcing that Steven B. Mrha has been appointed Chief Operating Officer of the Company beginning on January 14, 2008. A copy of the foregoing press release is furnished as Exhibit 99.1 to this Form 8-K.

Recently, Mr. Mrha served as Vice President of Sales and Marketing for IVX Animal Health, a member of the TEVA Group, based in St. Joseph, MO. In 2005, IVX Animal Health was established through the acquisition of Phoenix Scientific, Inc. by IVAX Corporation and its merger with IVAX's animal health division, DVM Pharmaceuticals, Inc. Prior to the merger, Mr. Mrha held the position of Vice President of Sales and Marketing for DVM Pharmaceuticals. He was responsible for developing and implementing the company’s core strategy and managing its execution. With his primary supervision of a nationwide sales force, a dynamic marketing department and reliable customer service department, DVM Pharmaceuticals gross revenue doubled in a six year period. He was also instrumental in both business and product development for DVM and in 1999 and 2002, he was honored with DVM Pharmaceuticals Award of Excellence representing outstanding performance towards the growth and future of the company. Following the merger with IVAX, he successfully led the commercial operations of the largest generic pharmaceutical company and premier branded dermatological/nutraceutical company in the animal health industry.

Mr. Mrha’s employment with the Company is “at will” and is governed by a offer letter dated December 21, 2007 and executed on December 22, 2007 (the “Agreement”). A copy of the Agreement is furnished as Exhibit 10.1 to this 8-K. Pursuant to the Agreement, Mr. Mrha was offered a salary of $255,730.00. Mr. Mrha was also offered, subject to approval by the Company’s Board of Directors (the “Board”), (a) an option to purchase 125,000 shares of the Company’s common stock at a strike price equal to the fair market value of the Company’s common stock on the date Mr. Mrha’s employment with the Company commences, which grant will be vested upon the commencement of Mr. Mrha’s employment; and (b) an option to purchase 100,000 shares of the Company’s common stock at a strike price equal to the fair market value of the Company’s common stock on the date Mr. Mrha’s employment with the Company commences, which grant will vest equally fifty percent (50%) per year on the first two anniversaries of the grant date of such option. Mr. Mrha will also be entitled to (i) participate in such benefit programs as are generally made available to other employees of the Company; (ii) reimbursement for COBRA premiums to maintain Mr. Mrha’s medical and dental insurance with his current employer until he is eligible to participate in the Company's medical and dental insurance plans; (iii) relocation expenses for up to six (6) months not to exceed $6,000; and (iv) four (4) weeks paid vacation each year.

Item 9.01  Financial Statements and Exhibits.

(c)	Exhibits

10.1	Offer Letter from Non-Invasive Monitoring Systems, Inc. to Steven B. Mrha dated December 21, 2007 and executed on December 22, 2007 detailing the terms of employment of Mr. Mrha.

99.1	Non-Invasive Monitoring Systems, Inc. Press Release dated December 27, 2007 (announcing the appointment of Steven B. Mrha as Chief Operating Officer).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NON-INVASIVE MONITORING SYSTEMS, INC.

By:	/s/ Marvin A Sackner, M.D.
Name: Marvin A Sackner, M.D.
Title: Chief Executive Officer, COBr

Dated: December 27, 2007